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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Targeted Genetics Corporation for the registration of 5,950,798 shares of its common stock and to the incorporation by reference therein of our report dated March 1, 2000, with respect to the financial statements of Targeted Genetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Seattle, Washington
November 16, 2000